Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amended Annual Report of Jinmimi Network Inc. (the “Company”) on Form 10-K/A for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jiangkun Shi, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Amended Annual Report on Form 10-K/A for the year ending December 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Amended Annual Report on Form 10-K/A for the period ending December 31, 2010, fairly presents, in all material respects, the financial condition and results of operations of Jinmimi Network, Inc.

Jinmimi Network Inc.

May 5, 2011	By:	/s/ Jiangkun Shi
Jiangkun Shi
Chief Financial Officer, Principal Accounting Officer and Treasurer